Exhibit 10.30
Notice to Executive: This is a legal document. You are advised to consult with an attorney prior to signing this Agreement.
TRANSITION & SEPARATION AGREEMENT & RELEASE
This is a Separation Agreement and Release (the “Agreement”) between GE Vernova
Inc. (the “Company”) and Rachel Gonzalez (the “Executive”) and is made as of January 31,
2025 (the “Signing Date”).
1.Separation Date and Transition Period.
a.Separation Date. Executive will continue to serve in employment with the
Company in her current capacities as General Counsel and Secretary of the
Company through the close of business on May 16, 2025 or such earlier date as may be determined by the Executive and/or the Company (as applicable, the
“Separation Date”).
b.Transition Period. The period between the Signing Date and the Separation Date will be a transition period (the “Transition Period”), during which the Company will pay the Executive her regular base salary and benefits and during which
Executive will continue to have ordinary duties and responsibilities of General
Counsel and Secretary, as agreed between Executive and the Company’s Chief
Executive Officer (“CEO”). The Executive shall cease to serve as the Company’s
General Counsel and Secretary concurrent with the Separation Date. If, prior to
May 16, 2025, the Company terminates the Executive’s employment for Cause
(as defined in the Executive’s offer letter dated February 27, 2023 (the “Offer
Letter”) or the Executive elects to resign the Executive’s employment for any reason (other than following a material breach of this Agreement by the Company which is not promptly cured by the Company (a “Company Breach”)), the
Executive will not be eligible to receive the Severance Benefits (as defined below) or any salary payments, benefits, or other compensation from the
Company following the Executive’s last day of employment except to the extent set forth in Section 2 below. However, if the Executive remains employed through May 16, 2025, or if, prior to May 16, 2025, the Company terminates the
Executive’s employment without Cause or if the Executive resigns following a
Company Breach or in the event of the Executive’s death or Disability (each, a
“Qualifying Separation”), and provided that the Executive timely enters into this
Agreement and the Supplemental Release (as defined below), the Company will pay or provide the Executive with the Severance Benefits. “Disability” for purposes of this Agreement shall mean a physical or mental illness or disability that, in the Company’s determination that is made in good faith, prevents the
Executive from performing the duties of the Executive’s position for a period of more than any three (3) consecutive months or for periods aggregating more than twenty-six (26) weeks. The Executive hereby resigns, effective as of the
Separation Date, from any and all positions that the Executive holds as an officer of the Company, and agrees that the Executive will execute and deliver any and all documents requested of the Executive that are reasonably necessary to effectuate such resignation(s). During the Transition period through the
Separation Date, the Executive shall continue to be indemnified for her services on behalf of the Company on the same basis that she was covered immediately prior to the execution of this Agreement and she shall continue to be covered under the applicable directors’ and officers’ liability insurance policies procured by the Company on the same basis that she was covered prior to the execution of this Agreement.
2.Payments/Benefits. Regardless of whether the Executive enters into this Agreement and/
or the Supplemental Release and Noncompetition Agreement attached as Exhibit A (the
“Supplemental Release”), the Executive will be eligible for the following:
a.Final Wages. On the Separation Date, the Executive will receive payment for the
Executive’s final wages accrued through the Executive’s last day of employment, including without limitation, payment for unused or accrued paid time off and any expenses that have been properly submitted by the Executive in accordance with
Company policy and which remain unreimbursed as of the Separation Date.
b.COBRA Continuation. The Executive may, if eligible, elect to continue receiving group medical insurance pursuant to the “COBRA” law, in which event, except as explicitly set forth in Section 3(b), all applicable premium costs for COBRA shall be paid by the Executive, on a monthly basis for as long as, and to the extent that, the Executive remains eligible for COBRA continuation.
c.Equity. The treatment of any outstanding stock options, restricted stock units, and performance stock units shall be determined by the terms of the applicable award agreement and applicable equity plans.
d.Other Benefits. Any other benefits for which the Executive is or may be eligible will be treated in accordance with their current terms.
For the avoidance of doubt, if the Executive does not enter into this Agreement and/or the
Supplemental Release, the Company shall pay the Executive twelve months of severance pay in a lump sum pursuant to the terms of her Offer Letter, as such Offer Letter may be amended in writing by the Company and the Executive from time to time.
3.Consideration. In the event of a Qualifying Separation only, and subject to the Executive having timely signed and returned this Agreement and the Supplemental Release and not having timely revoked either (as described below), the Company will provide the
Executive with the following severance benefits (the “Severance Benefits”):
a.Severance Pay. The Company will pay the Executive a lump sum payment equal to eighteen (18) months of the Executive’s current base salary. Accordingly, the
Executive’s lump sum payment shall equal $1,350,000, less applicable taxes and withholdings, and shall be paid, subject to Section 15, within 60 days of the
Executive’s Separation Date or such later date as is required pursuant to Section
409A of the Internal Revenue Code and the guidance issued thereunder.
b.Health Benefits. Following the Separation Date, if the Executive is eligible for and timely elects COBRA health care continuation coverage for medical, dental, and/or vision, her cost for medical, dental, and/or vision COBRA coverage for eighteen months after the Separation Date will be the same amount as if she had remained actively employed (i.e., will be subsidized by the Company). The
Executive must pay the applicable cost for COBRA coverage directly to the
COBRA Administrator following the Separation Date. Except as otherwise provided in this “Health Benefits” paragraph, the Company’s regular COBRA rules and procedures will apply.

c.Prorated 2025 Bonus. The Executive shall be eligible to receive a bonus for 2025 based on Company performance (and any individual subjective performance goals shall be treated as being achieved at not less than target), prorated based on the
Executive’s period of employment during 2025 and paid, subject to Section 15, in accordance with the terms of the Annual Executive Plan and the policies and procedures thereunder, or on such later date as is required pursuant to Section
409A of the Internal Revenue Code and the guidance issued thereunder.
d.Equity. The Company’s Compensation and Human Capital Committee has
determined that the Executive is eligible to participate in the Company’s LTI good leaver program (the “LTI Program”), such that, in accordance with and subject to the terms of the LTI Program, a pro-rata portion (the “Pro-Rated
Amount”) of each outstanding equity award over the Company’s common stock held by the Executive on the Separation Date, which award has not been internally designated as a “Founders Grant” and which award has been held by the
Executive, as of the Separation Date, for at least one (1) year from the applicable date of grant thereof,  shall remain outstanding and shall continue to vest, in substantially equal amounts, over the remaining vesting schedule of the award, subject to the Executive’s continued compliance in all material respects with the terms of this Agreement. The Pro-Rated Amount shall be determined using the following formula (the “Pro-Ration Formula”):
(a) divided by (b) multiplied by (c) minus (d), where:
(a)is number of the days the Executive was employed during the award’s aggregate vesting period;
(b)is the total number of days in the award’s aggregate vesting period;
(c)is the total number of shares originally subject to the award; and
(d)is the number of shares subject to the award that have already vested.
Any equity award that was granted subject to both performance-based and service-based vesting and for which performance has already been measured, including, for the avoidance of doubt, any such equity award granted by General
Electric Company (“GE”) and assumed by the Company, shall be treated as described above.  However, with respect to equity awards that are subject to both performance-based and service-based vesting and for which performance has not yet been measured, the Pro-Ration Formula shall apply to the lesser of the number of shares issuable upon target level of performance and actual performance. In addition, notwithstanding anything to the contrary in the applicable award agreement, the Pro-Rated Amount of each outstanding stock option held by the
Executive shall remain exercisable until the applicable original option expiration date (as set forth in the applicable option award agreement).
For the avoidance of doubt, (i) no portion of any Founders Grant shall be pro-
rated and (ii) each outstanding award other than the Pro-Rated Amount thereof shall be governed by the terms and conditions of the applicable award agreement as in effect on the date hereof (as modified by this Agreement).
e.Relocation Reimbursement.  The Company will reimburse the Executive for her expenses reasonably incurred in relocating from Cambridge, Massachusetts to the
State of Washington (or such other location that she determines) in an amount not to exceed $150,000.  The reimbursement will be provided for all such incurred expenses, including, without limitation, moving household furnishing and goods and automobiles and real estate brokerage and other related expenses with respect to her current and future residences. Any and all expenses subject to reimbursement under this provision shall be substantiated in accordance with
Company policy and shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the
Executive’s lifetime, (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.
The Executive will not be eligible for, nor shall the Executive have a right to receive, any payments or benefits from GE or the Company following the Separation Date other than as set forth in Sections 2 and 3.  By signing this Agreement, the Executive expressly acknowledges that the Severance Benefits referenced herein shall supersede any severance benefits referenced in any other agreement by and between the Executive and GE or the Company or any severance plan or policy, including without limitation, in the Offer Letter and the Annual Executive
Incentive Plan.
4.Executive Acknowledgments and Representations. The Executive acknowledges, represents and agrees:
a.Sufficiency of Consideration. The Executive agrees that the Executive’s opportunity to continue to remain employed during the Transition Period and eligibility for the Severance Benefits are sufficient consideration for this
Agreement and the Supplemental Release.
b.Taxes & Withholdings. All payments and benefits received under this Agreement are subject to applicable taxes and withholdings. The Executive understands that, in certain circumstances, the withholding taxes on some or all of such payments or benefits may come due before such payments or benefits are paid, settled or received by the Executive.
c.Time to Review & Revoke. The Executive has 21 days to consider this
Agreement and the Supplemental Release and her waiver of rights under the Age
Discrimination in Employment Act, as amended, before signing them, and can revoke this Agreement and the Supplemental Release within 7 business days after signing each document by sending written notice of that revocation to her HR
Executive (“HRE”) (the day following the revocation period of each document is the “Effective Date” of each document). The Executive also agrees that the
Company hereby advises her to consult with an attorney of her choice before signing this Agreement. The Executive understands and agrees that by entering into this Agreement, the Executive is waiving any and all rights or claims she might have under the Age Discrimination in Employment Act, as amended by the
Older Workers Benefit Protection Act, and that she has received consideration beyond that to which she was previously entitled.
d.Disclosure of Past and Present Claims. Other than to the extent that this provision is inconsistent with the activities permitted by the “Release of Claims,”
“Providing Information to Government Agencies and Other Protected Activity”
and the “Disclosure of Underlying Incidents” Sections of this Agreement
(collectively, the “Permitted Disclosures”), the Executive is not aware of (or has already disclosed to the Company) any conduct by the Company or any of the
Releasees that she has any reason to believe violates or may violate any domestic or foreign law or regulation or Company policy.
e.Alternative Dispute Resolution. The Executive agrees that the Solutions
Alternative Dispute Resolution (“ADR”) Agreement previously entered into (if any) between the Executive and the Company (the “Company ADR”) remains in effect. The Executive further agrees to submit to the Company ADR any claims not released by this Agreement and covered by the Company ADR, or any claims that arise after the date the Executive signs this Agreement, to the maximum extent permitted by law, including but not limited to, disputes about the
Agreement itself; provided, however, that nothing in this arbitration provision is intended to prevent the Executive or the Company from filing with a civil court of competent jurisdiction a request for injunctive relief or obtaining such relief from a civil court of competent jurisdiction if the award to which such party might obtain in arbitration may be rendered ineffectual without provisional relief. The
Executive may ask her Company HRE for another copy of the Company ADR document.
f.Company’s Reliance on Executive Representations. The Executive understands that the Company is relying on the Executive’s representations and obligations contained in this Agreement, including but not limited to her Release of Claims in
Section 5 (the “Release of Claims”) and the Supplemental Release.
g.No Claims of Discrimination/Retaliation/Sexual Harassment/Abuse. The
Executive acknowledges that none of the payments set forth in this Agreement are related to claims raised alleging discrimination, harassment, sexual abuse or retaliation.
5.Release of Claims.
a.In return for the consideration provided by this Agreement, including the
Executive’s continued employment with the Company through the Transition
Period and the Severance Benefits, the Executive, her heirs, assigns, and agents waive and release all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act (ADEA, as amended)) that the Executive may have against the Releasees (defined below), including without limitation any claims which arise from or relate to her employment and/or the termination of her employment with the Company or its affiliates. The released/waived claims include, but are not limited to, any and all claims that the Releasees discriminated, harassed or retaliated against the
Executive on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran
1 Including, without limitation, the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et
seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights
Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen.
Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws
ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the
Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities
Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; and the Massachusetts Wage Act, Mass. Gen. Laws ch.
149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), which includes any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time.
2 Including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans
With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. §
621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and
Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”),
29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive
Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income
Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended.

status or other characteristic or activity protected by law, violated any Company policies, procedures, covenants or express or implied contracts of any kind
(including, for the avoidance of doubt, the policies, procedures, covenants or express or implied contracts of any kind of any past or present subsidiary, affiliate or parent of the Company), violated any public policy, statutory or common law (including tort), or are in any way obligated to pay her wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state1 or federal2 law; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, and claims arising out of or related to the
Offer Letter); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced herein.
Releasees include the Company, its past and present predecessors, successors and assigns, and joint employers (including any professional employer organization serving as an employer of record), all of their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and, in their respective official capacities as such, all of their current and former officers, directors, shareholders, employees, agents, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date the Executive executes this Agreement, or that cannot be lawfully released. This Release does not modify or affect (i) any vested benefits to which the Executive may be entitled under the terms of applicable Company retirement plans or applicable law, (ii) any rights Executive has under this
Agreement, (iii) any rights to continued indemnification or coverage under directors’ and officers’ liability insurance policies procured by the Company or its subsidiaries or affiliates (subject to the terms, conditions, and limitations thereof) and

(iv) Executive’s rights as an equity stakeholder or award holder in the Company.
Further, notwithstanding the foregoing, nothing in this Release or in this
Agreement shall be deemed to prohibit the Executive from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. The Executive retains the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waives any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way the Executive’s ability to seek or receive a monetary incentive award from any governmental agency or regulatory authority in connection with information provided to the governmental agency or regulatory authority.
The Executive agrees that by the later of (i) on, but not before, the Separation
Date; or (ii) 21 days after her receipt of this Agreement, she will enter into the
Supplemental Release covering the period from the Effective Date of this
Agreement to the Separation Date and agrees that her receipt of the Severance
Benefits will be contingent on her timely entering into the Supplemental Release.
b.In consideration for the Executive’s release of the Releasees, the Company, on behalf of itself and its subsidiaries and affiliates, hereby waives and releases the
Executive from all waivable claims of any kind (whether known to the Company or with respect to which the Company should reasonably be aware) that the
Company, its subsidiaries and affiliates may have against the Executive which arise from or relate to her employment and/or the termination of her employment with the Company, its subsidiaries or its affiliates; provided, however, that notwithstanding the foregoing, nothing in this release (i) releases the Executive from her continuing obligations or any other continuing obligations under the terms of this Agreement, the Supplemental Release, or any other agreement between the Executive and the Company or under the law, (ii) shall prevent the
Company from bringing claims to enforce this Agreement or any other agreement between the Executive and the Company, or (iii) releases the Executive from any claims arising out of or related to any embezzlement, fraudulent or criminal conduct, willful misconduct or gross negligence by the Executive.
6.Providing Information to Government Agencies and Other Protected Activity.
a.Nothing in this Agreement, the Supplemental Release, or elsewhere shall prohibit or restrict the Company or the Executive from lawfully filing a charge or complaint with, initiating communications directly with, cooperating with, providing information to, causing information to be provided to, testifying in or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”), including the
Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state employment practices agency, regarding a possible violation of any law, or making any disclosures to the Securities and Exchange Commission (the “SEC”)
or other Governmental Authority or as may be protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the Defend Trade
Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that:
(a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made to an attorney in relation to a lawsuit for retaliation against the Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require the Executive to obtain prior authorization from the Company before engaging in any conduct described in this Section, or to notify the Company that the Executive has engaged in any such conduct.
Further, nothing in this Agreement limits the Executive’s right to receive and retain an award from a government-administered whistleblower award program for providing information directly to a Governmental Authority. However, the
Executive otherwise is waiving any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding with Governmental Authorities asserts a claim subject to the Release of Claims provision.
b.The Executive further understands that neither this Agreement nor the
Supplemental Release prohibits her from discussing her compensation or restrictive covenants with others. Nothing in this Agreement or the Supplemental
Release prevents or restricts the Executive from speaking with an attorney retained by the Executive or from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which the
Executive may be entitled.
c.Notwithstanding the foregoing, the Executive understands that any and all
Covered Claims (as defined in the Company ADR procedure) or any Claims as defined in Section 4(e) are subject to, and must be brought consistent with, the terms of the Company ADR (see Section 4(e)).
7.Non-Disparagement. Except for Permitted Disclosures, the Executive agrees, subject to any obligations she may have under applicable law, that she will not make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of the Releasees or the Company or any of its affiliates, subsidiaries, agents, officers, directors or employees.  In consideration therefor, the Company shall not make or cause to be made, and shall instruct its directors and senior executive officers not to make or cause to be made, any statements or take any actions that disparage or in any way damage the reputation of the Executive.  Each party hereto may respond truthfully in any dispute proceeding between such parties or to refute any false or incorrect statement made by the other party hereto without being in violation of this Section 7.
8.Confidential Information. The Executive acknowledges that the Employee Innovation and Proprietary Information Agreement (“EIPIA”) she signed will remain in full force and effect and that, except for Permitted Disclosures (or as otherwise permitted by this
Agreement), the Executive will not disclose information to third parties in breach of the
EIPIA. The Executive represents that she has not and will not copy, transfer or take any
GE or Company Confidential Information to any external storage device, external personal email or, except for Permitted Disclosures, disclose such information in any other manner without written approval by the CEO or the HRE. GE or Company
Confidential Information includes but is not limited to documents and data containing work product that the Executive or others prepared for the Company or its affiliates during her employment. Confidential Information does not include materials of a solely personal or social nature or documents that relate to Company-provided compensation or benefits received by the Executive or her dependents or Executive’s restrictive covenants or information known to the public without fault by the Executive or generally known within the Company’s industry. If the Executive has any questions regarding what she can/cannot copy, transfer or take, she will raise those questions to the Chief People
Officer of the Company prior to signing this Agreement. If the Executive has previously copied, transferred or taken Confidential Information, she will tell the Company, permit the Company to retrieve such information in a forensically sound manner, and allow and/
or assist the Company, or its designee, to permanently delete the data from her personal computer or other storage.  The Executive may disclose GE or Company Confidential
Information if, and only to the extent, necessary in order to defend against any claim involved in any dispute proceeding between the Company, any of its subsidiaries or affiliates and the Executive (provided, however, that Executive will only disclose such information in a document filed under seal in a lawsuit or other proceeding or pursuant to other applicable protocol to protect such information from public disclosure if filing under seal is not an available option).
9.Disclosure of Underlying Incidents. Notwithstanding the paragraphs above, including but not limited to the paragraphs titled, “Non-Disparagement” and “Confidential
Information”, nothing in this Agreement precludes the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault or any other conduct that Executive has reason to believe is unlawful, including the amount or fact of any settlement relating to such acts.
10.Executive Availability and Cooperation. The Executive agrees to make herself reasonably available to the Company or its affiliates to respond to requests for information related to her employment with GE or the Company. The Executive will reasonably cooperate with the Company or its affiliates in connection with existing or future litigation or investigations brought by or against the Company or any Releasees, whether administrative, civil or criminal in nature. The Company will reimburse the
Executive for reasonable out-of-pocket expenses she incurs as a result of such cooperation, including, if applicable, reasonable travel and lodging expenses. Except for making Permitted Disclosures, the Executive agrees that Executive will not (i) voluntarily cooperate in any private, civil litigation against the Company or any of the Releasees where such cooperation involves knowledge, information or events arising out of or related to her employment with GE or the Company, and (ii) invite subpoenas or suggest being subpoenaed or subpoenaing others in connection with any proceeding against the
Company or any of the Releasees related to events that occurred during her employment with GE or the Company.
11.Return of Company Property and Submission of Expenses. The Executive agrees that she will have, as of the Separation Date, returned to the Company all Company property or equipment in her possession (other than de minimis items), including but not limited to, any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to her. The Executive agrees that, as of the
Separation Date, she will have submitted the appropriate T&L expense reports for any expenses on her corporate credit card in accordance with Company policy. Upon and following the Separation Date, the Executive may retain a copy of her personal correspondence, contacts list, computer calendar and any documents needed in order to file her personal tax returns.

12.Non-Solicitation. The Executive agrees that, up until the Separation Date and continuing for one year following that date she will not, without prior written approval from the
Chief People Officer of the Company: (a) whether on her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or its affiliates
(hereinafter “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Executive works, or with which the Executive is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or  after the Separation Date, a
Restricted Person; or (c) provide any non-public information regarding any Restricted
Person, including, but not limited to, compensation data obtained pursuant to the
Executive’s job duties and responsibilities, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the
Company and its affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its
Affiliates. If any restriction set forth in this Section 12 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a  period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time,  range or activities or geographic area as to which it may be enforceable. If the Executive violates the non-
solicitation restrictions set forth in this paragraph and the Company promptly takes formal action to prevent such violation once it becomes aware of such violation, the
Executive shall continue to be bound by such restrictions until a period of one (1) year in total (including periods before and following the cessation of such violation) has expired without any violation of such provisions.
13.Breach by Executive. The Company’s obligations to the Executive after the Effective
Date of this Agreement and the Supplemental Release are contingent on the Executive fulfilling her obligations under this Agreement and the Supplemental Release. With reference to the Sections above regarding Release of Claims, Executive Availability,
Non-Disparagement, Return of Company Property, Confidential Information, and Non-
Solicitation, as well as the Non-Competition provision set forth in the Supplemental
Release, the Executive acknowledges and agrees that a breach of any of these Sections by the Executive inevitably could cause substantial and irreparable damage to the Company and/or other Releasees for which money damages may not be an adequate remedy.
Accordingly, the Executive acknowledges and agrees that in such case the Company will be entitled to seek an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. With reference to the Sections above regarding Executive Availability, Non-Disparagement, Return of Company
Property, Confidential Information, and Non-Solicitation, as well as the Non-Competition provision set forth in the Supplemental Release, if the Company proves a breach of any of these Sections in court or arbitration, the Executive shall indemnify and hold the
Company harmless from any loss, claim or damages, including without limitation all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under the following Sections of this Agreement as well as repay all compensation and benefits paid as consideration under the terms of this Agreement, except to the extent that such reimbursement is prohibited by law and excluding vested benefits to which the Executive is otherwise entitled without regard to this Agreement. The remedy under this paragraph is not exclusive and shall not limit any right of the Company under applicable law including (but not limited to) a remedy under Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities
3 NTD:  The Company includes this provision in its form of separation agreement to ensure that it has recourse in the event that it learns an employee engaged in conduct prior to the Separation Date that would have given rise to a for Cause termination.
4 NTD:  Any 409A issues with this agreement should be addressed prior to signing.

association on which shares of the Company may be traded, and/or any Company policy adopted with respect to compensation recoupment.
In addition to the other terms of this Agreement, the  Executive will be in breach of this
Agreement if she is found to have engaged in conduct that occurred prior to the
Separation Date and would give rise to a termination for Cause (as defined above), regardless of whether such conduct is discovered before or within two years (other than fraud which shall have no such limitation) after the Separation Date.3
14.Severability of Provisions. If a court or arbitrator holds that any provision in this
Agreement (except the Release of Claims provision or the release in the Supplemental
Release) is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the
Agreement and its enforceability shall remain unaffected.
15.Compliance with Section 409A of the Internal Revenue Code. This Agreement shall be construed and administered consistently with the intent that payments under the
Agreement be exempt from the requirements of Section 409A of the Code (“Section
409A”) to the extent possible (i.e., applying the “short-term deferral” rule described in
Treas. Reg. § 1.409A-1 (b)(4), the “two-year, two-time” rule described in Treas. Reg. §
1.409A-1(b)(9) and/or another exemption), and to comply with the requirements of
Section 409A (to avoid taxes and penalties thereunder) to the extent that Section 409A applies. All payments under this Agreement will be delayed to the extent necessary to comply with the rules in Section 409A(a)(2)(B)(i). For purposes of Section 409A, each installment in any series of payments shall be treated as a separate payment 4
16.Benefits Plans. The Company reserves the right to terminate, amend, suspend, replace or modify any of its benefit plans and compensation programs at any time and for any reason, and the Executive will be subject to any such termination, amendment, suspension, replacement, or modification to the extent generally applicable to the
Company’s employees participating therein. If a plan or program is terminated, the
Executive will not receive any further benefits under that plan/program, other than payment for benefits for services or coverages incurred before it was terminated. This paragraph shall not alter any vested benefits to which the Executive may be entitled under the terms of applicable GEV retirement plans. In addition, to the extent any of the provisions in this Agreement conflict with the terms and conditions of any Company plan document, award agreement or grant agreement, the provisions in this Agreement shall be controlling.
17.Entire Agreement. This Agreement and the Supplemental Release set forth the entire agreement and understanding between the parties. The parties agree they have not relied on any oral statements that are not included in this Agreement and the Supplemental
Release. This Agreement and the Supplemental Release supersede all prior agreements and understandings concerning the subject matter of this Agreement and the
Supplemental Release, other than as described in this Agreement or the Supplemental
Release. Any modifications to this Agreement or the Supplemental Release must be in writing, must reference this Agreement or the Supplemental Release, and must be signed by the Executive and an authorized employee or agent of the Company.

18.Applicable Law. This Agreement and the Supplemental Release shall be construed, interpreted and applied in accordance with the law of the Commonwealth of
Massachusetts without regard to choice of law principles.
19.Unemployment Compensation. Nothing in this Agreement or the Supplemental Release is intended to affect the Executive’s ability to seek Unemployment Insurance (UI). The
Company will provide accurate information in response to requests related to the
Executive’s application for UI benefits regarding the terms of her separation from the
Company.
20.Format. The Executive and the Company agree that a facsimile (“fax”), photographic, or electronic copy of this Agreement and/or Supplemental Release shall be as valid as the original.
I hereby agree to the terms and conditions set forth above, including the Release of Claims. I have been given at least twenty-one (21) days to consider this Agreement, and I have chosen to execute this on the date below. I intend that this Agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) business days. I understand that my receipt of the Severance Benefits described above is conditioned upon my timely execution, return, and non-revocation of the Supplemental Release.

RACHEL GONZALEZ By: /s/ Rachel Gonzalez Date: 1/31/2025 SSO:	GE VERNOVA INC. By: /s/ Steven Baert Date: 1/31/2025 SSO:

1 Including, without limitation, the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et
seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights
Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen.
Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws
ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the
Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities
Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; and the Massachusetts Wage Act, Mass. Gen. Laws ch.
149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), which includes any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time.
2 Including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans
With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. §
621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and
Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”),
29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive
Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income
Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended.

EXHIBIT A
SUPPLEMENTAL RELEASE AND NON-COMPETITION AGREEMENT
This Supplemental Release and Non-Competition Agreement (the “Supplemental Release”) is
given by Rachel Gonzalez (the “Executive”) to GE Vernova Inc. (the “Company”) in
consideration of the covenants and promises given by the Company in the Separation Agreement and Release signed by the Executive on or about (the “Separation Agreement”).
1.Release. In return for the Severance Benefits provided by the Separation Agreement, the
Executive, her heirs, assigns, and agents waive and release all waivable claims of any kind
(whether known or unknown, and including those under the Age Discrimination in Employment
Act (ADEA, as amended)) that the Executive may have against the Releasees (defined below), including without limitation any claims which arise from or relate to her employment and/or the termination of her employment with the Company or its affiliates. The released/waived claims include, but are not limited to, any and all claims that the Releasees discriminated, harassed or retaliated against the Executive on the basis of race, color, religion, national origin, sex
(including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran status or other characteristic or activity protected by law, violated any GE or Company policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay her wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state1 or federal2 law; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, and claims arising out of or related to the Offer Letter); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced herein.

Releasees include the Company, its past and present predecessors, successors and assigns, and joint employers (including any professional employer organization serving as an employer of record), all of their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and, in their respective official capacities as such, all of their current and former officers, directors, shareholders, employees, agents, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date the Executive executes this Agreement, or that cannot be lawfully released. This Release does not modify or affect (i) any vested benefits to which the Executive may be entitled under the terms of applicable Company retirement plans or applicable law, (ii) any rights Executive has under this Agreement, (iii) any rights to continued indemnification or coverage under directors’
and officers’ liability insurance policies procured by the Company or its subsidiaries or affiliates
(subject to the terms, conditions, and limitations thereof) and (iv) Executive’s rights as an equity stakeholder or award holder in the Company. Further, notwithstanding the foregoing, nothing in this Release shall be deemed to prohibit the Executive from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. The
Executive retains the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waives any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way the
Executive’s ability to seek or receive a monetary incentive award from any governmental agency or regulatory authority in connection with information provided to the governmental agency or regulatory authority.
The Executive represents that she understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), are among the rights and claims against the Releasees that Executive is releasing, and that she understands that she is not releasing any rights or claims arising after the Effective Date of this Supplemental
Release. The Executive shall have seven (7) business days from the date she signs this
Supplemental Release to revoke her consent to the waiver of her rights under the ADEA. To do so, Executive must submit a written revocation to her Company HR Executive (“HRE”). If the
Executive revokes her consent to the waiver, all of the provisions of this Supplemental Release shall be void and unenforceable and the Company will have no further obligations pursuant to the Separation Agreement. If the Executive does not revoke her consent, this Supplemental
Release will take effect on the day after the end of the revocation period (the “Effective Date of this Supplemental Release”).
In consideration for the Executive’s release of the Releasees, the Company, on behalf of itself and its subsidiaries and affiliates, hereby waives and releases the Executive from all waivable claims of any kind (whether known to the Company or with respect to which the Company should reasonably be aware) that the Company, its subsidiaries and affiliates may have against the Executive which arise from or relate to her employment and/or the termination of her employment with the Company, its subsidiaries or its affiliates; provided, however, that notwithstanding the foregoing, nothing in this release (i) releases the Executive from her
3 While we understand that the application of this noncompete is limited given that she is an attorney, and have accounted for that with our proviso, we believe that there are some circumstances where the noncompete could be applicable and enforceable.

continuing obligations or any other continuing obligations under the terms of the Separation
Agreement or this Supplemental Release, or any other agreement between the Executive and the
Company or under the law, (ii) shall prevent the Company from bringing claims to enforce the
Separation Agreement, this Supplemental Release, or any other agreement between the
Executive and the Company, or (iii) releases the Executive from any claims arising out of or related to any embezzlement, fraudulent or criminal conduct, willful misconduct or gross negligence by the Executive.
2.Return of Company Property and Submission of Expenses. The Executive agrees that she has returned to the Company all Company property or equipment in her possession, including but not limited to, any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to her. The Executive agrees that she has submitted the appropriate T&L expense reports for any expenses on her corporate credit card in accordance with Company policy.
3.Non-Competition3 The Executive agrees that for one-year following the Separation Date
(the “Restriction Period”)  the Executive will not, without prior written approval from her the
Chief People Officer of the Company, whether directly or indirectly, perform activities or services in the Restricted Area for any “ Peer Group” (as mentioned in the Company’s Proxy)
Competitive Company which: (i) are similar in nature to the activities and services the Executive performed for the Company or its affiliate (or gained Confidential or Company Information about as addressed above and in the EIPIA) during the last two years of the Executive’s employment with the Company or its affiliate; and/or (ii) will include the Executive working on products or services that are competitive with the products or services the Executive worked on during the last two years of the Executive’s employment with the Company or its affiliate;
provided however, that both the Executive and the Company recognize and acknowledge that nothing in this Section 3 or elsewhere is intended to or shall be interpreted to (x) restrict the
Executive’s ability, after she ceases to be an employee of the Company, to practice law, in violation of the Massachusetts Rules of Professional Conduct 5.6 or other applicable rules of professional conduct; or (y) expands the scope of the Executive’s duty to maintain privileged or confidential information obtained in connection with the Executive’s role as counsel for the
Company beyond what is permitted under Massachusetts Rules of Professional Conduct 1.6 and
1.9, or other applicable rules of professional conduct. The term “Competitive Company” means any company or other third party that provides products and services that are competitive with the Company and/or its direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities. The term “Restricted Area” means any area within the United States where the
Company or its affiliates have material business operations as of Executive’s Separation Date and in which the Executive has provided services, had a material presence or influence, or received Confidential or Company Information about (as addressed above and in the EIPIA) at any time during the last two years of the Executive’s employment with the Company or its affiliates. The Executive understands and agrees that, given the nature of the business of the

Company and its affiliates and the Executive’s position with the Company or its affiliate, the foregoing Restriction Period and Restricted Area are reasonable and appropriate to protect the
Company’s legitimate business interests and goodwill. The foregoing restrictions only apply where legally permissible. To the extent the Executive is subject to an existing non-competition agreement with the Company or any of its affiliates (a “Prior Agreement”), the Prior Agreement shall be incorporated herein by reference and the Prior Agreement and this Agreement shall be read together provided, however, that where the provisions are inconsistent, the more restrictive covenant shall apply, except that no prior covenant shall be construed to restrict the Executive’s practice of law or expand the Executive’s obligations under any applicable rules of professional conduct in a manner inconsistent with the provisions in this Supplemental Release. The
Executive agrees that the payment and benefits provided for in the Agreement constitute fair and reasonable consideration for the Executive’s compliance with this Section. If any restriction set forth in this Section 3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If the Executive violates the non-competition provisions set forth in this Section 3, the Executive shall continue to be bound by such restrictions until a period of one (1) year has expired in total (including before and following the cessation of such violation) without any violation of such provisions.
4.No Compensation Owed. Except for the Severance Benefits described in Section 3 of the
Agreement, the Executive agrees that she has received all wages and compensation, including but not limited to overtime compensation (if applicable), bonuses, commissions, and accrued but unused vacation time, due to her.
5.Acknowledgments and Voluntary Assent. The Executive acknowledges that she has been given at least twenty-one (21) days to consider this Supplemental Release, and that the Company is hereby advising her to consult with an attorney of her own choosing prior to signing this
Supplemental Release. The Executive understands that she may revoke her acceptance of this
Supplemental Release for a period of seven (7) business days after she signs this Supplemental
Release by sending written notice of that revocation to her HRE, and the Supplemental Release shall not be effective or enforceable until the expiration of this seven (7) business day revocation period. The Executive understands and agrees that by entering into this Supplemental Release, the Executive is waiving any and all rights or claims she might have under the Age
Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she has received consideration beyond that to which she was previously entitled. The
Executive affirms that no other promises or agreements of any kind have been made to or with her by any person or entity whatsoever to cause the Executive to sign this Supplemental Release, and that she fully understands the meaning and intent of this Supplemental Release. The
Executive further states and represents that she has carefully read this Supplemental Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and sign the Executive’s name of her own free act.
6.Equitable Remedies. The Executive acknowledges that the restrictions referenced and contained in Section 3 of this Supplemental Release are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach or threatened breach of such provisions may cause the Company substantial and irrevocable damage, which may be difficult to measure.
Therefore, in the event of any such breach or threatened breach, the Executive agrees that the
Company, in addition to such other remedies that may be available, shall have the right to seek an injunction from a court restraining such a breach or threatened breach without posting a bond, and the right to specific performance of such provisions, and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.
7.Severability. If a court or arbitrator holds that any provision in this Supplemental Release
(except the Release in Section 1) is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the Agreement and its enforceability shall remain unaffected.
I hereby provide this Supplemental Release as of the current date and acknowledge that my entering into this Supplemental Release is in further consideration of the Severance Benefits, to which I acknowledge I would not be entitled if I did not enter into this Supplemental Release. I have been given at least twenty-one (21) days to consider this Supplemental Release, and I have chosen to execute this on the date below. I intend that this Supplemental Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7)
business days.

RACHEL GONZALEZ	Date